Exhibit 21

Crane Co.
Exhibit 21 to FORM 10-K
Annual Report for the Year Ended December 31, 2018
Subsidiaries of Registrant

The following is a list of the subsidiaries of the registrant and their jurisdictions of incorporation. Except as noted, all of these subsidiaries are wholly owned, directly or indirectly, and all are included in the consolidated financial statements.

ARDAC Inc.	Ohio
Armature d.o.o.	Slovenia
Automatic Products (UK) Ltd.	UK
B. Rhodes & Son Ltd.	UK
Barksdale GmbH	Germany
Barksdale, Inc.	Delaware
CA-MC Acquisition UK Ltd.	UK
Coin Controls International Ltd.	UK
Coin Holdings Ltd.	UK
Coin Industries Ltd.	UK
Coin Overseas Holdings Ltd.	UK
Coin Pension Trustees Ltd.	UK
CR Holdings C.V.	Netherlands
Crane & Co., Inc.	Massachusetts
Crane (Asia Pacific) Pte. Ltd.	Singapore
Crane AB	Sweden
Crane Aerospace, Inc.	Delaware
Crane Australia Pty. Ltd.	Australia
Crane Canada Co.	Canada
Crane Composites Ltd.	UK
Crane Composites, Inc.	Delaware
Crane Controls, Inc.	Delaware
Crane Currency Malta Ltd.	Malta
Crane Currency Malta Holding Ltd.	Malta
Crane Currency Malta Property Ltd.	Malta
Crane Currency US, LLC	Massachusetts
Crane Electronics Corporation	Taiwan
Crane Electronics, Inc.	Delaware
Crane Environmental Inc.	Delaware
Crane European Financing LLC	Delaware
Crane Fluid & Gas Systems (Suzhou) Co. Ltd.	China
Crane Global Holdings S.L.	Spain
Crane GmbH	Germany
Crane Holding AB	Sweden
Crane Holdings (Germany) GmbH	Germany
Crane International Capital S.a.r.l.	Luxembourg
Crane International Holdings, Inc.	Delaware
Crane International Trading (Beijing) Co. Ltd.	China
Crane Ireland Ventures Designated Activity Company	Ireland
Crane Ltd.	UK
Crane Merchandising Systems Ltd.	UK
Crane Merchandising Systems, Inc.	Delaware
Crane Merger Co. LLC	Delaware
Crane Middle East & Africa FZE	UAE
Crane Netherlands Holding B.V.	Netherlands
Crane Ningjin Valve Co., Ltd.	China

Crane Nuclear, Inc.	Delaware
Crane Overseas, LLC	Delaware
Crane Payment Innovations GmbH	Germany
Crane Payment Innovations International Ltd.	UK
Crane Payment Innovations Ltd.	UK
Crane Payment Innovations Pty Ltd.	Australia
Crane Payment Innovations Sarl	France
Crane Payment Innovations Srl	Italy
Crane Payment Innovations, Inc.	Delaware
Crane Pension Trustee Company (UK) Limited	UK
Crane Process Flow Technologies (India) Pvt. Ltd.	India
Crane Process Flow Technologies GmbH	Germany
Crane Process Flow Technologies Ltd.	UK
Crane Process Flow Technologies S.P.R.L.	Belgium
Crane Process Flow Technologies S.r.l.	Italy
Crane Pumps and Systems, Inc.	Delaware
Crane Resistoflex GmbH	Germany
Crane Saudi Limited Liability Company	Saudi Arabia
Crane SC Holdings Ltd.	UK
Crane Security Technology, Inc.	New Hampshire
Crane Stockham Valve. Ltd.	UK
Crane Yongxiang (Ningbo) Valve Company Ltd.	China (70%)
Croning Livarna d.o.o.	Slovenia
Delta Fluid Products Ltd.	UK
Donald Brown (Brownall) Ltd.	UK
ELDEC Corporation	Washington
ELDEC France S.A.R.L	France
Fengqiu Crane (Zhejiang) Pump Company Limited	China (4.9%)
Flow Technology Inc.	Ohio
Friedrich Krombach GmbH Armaturenwerke	Germany
Hattersly Newman Hender Ltd.	UK
Hydro-Aire, Inc.	California
Inta-Lok Ltd.	UK
Interpoint S.A.R.L.	France
Interpoint U.K. Limited	UK
MCC Holdings, Inc.	Delaware
MEI Australia LLC	Delaware
MEI Auto Payment System (Shanghai) Ltd.	China
MEI Conlux Holdings (Japan), Inc.	Japan
MEI Conlux Holdings (US), Inc.	Delaware
MEI de Mexico LLC	Delaware
MEI Payment Systems Hong Kong Ltd.	Hong Kong
MEI Queretaro S. de R.L. de CV	Mexico
Merrimac Industries, Inc.	Delaware
Micro-Optic Films LLP	India
Microtronic AG	Switzerland
Mondais Holdings B.V.	Netherlands
Money Controls Argentina SA	Argentina
Money Controls Holdings Ltd.	UK
Multi-Mix Microtechnology SRL	Costa Rica
NABIC Valve Safety Products Ltd.	UK
Nippon Conlux Co. Ltd.	Japan
Noble Composites, Inc.	Indiana
"CPI-Kiev" LLC	Ukraine
P.T. Crane Indonesia	Indonesia (51%)

Pandora Holdings B.V.	Netherlands
Pegler Hattersly Ltd.	UK
Sperryn & Company Ltd.	UK
Terminal Manufacturing Co.	Delaware
Unidynamics / Phoenix, Inc.	Delaware
Viking Johnson Ltd.	UK
Visual Physics, LLC	Georgia
W.T. Armatur GmbH	Germany
Wade Couplings Ltd.	UK
Wask Ltd.	UK
Westlock Controls Corporation	Delaware
Xomox Chihuahua S.A. de C.V.	Mexico
Xomox Corporation	Ohio
Xomox Corporation de Venezuela C.A.	Venezuela
Xomox France S.A.S.	France
Xomox Hungary Kft.	Hungary
Xomox International GmbH & Co. OHG	Germany
Xomox Japan Ltd.	Japan
Xomox Korea Ltd.	Korea
Xomox Sanmar Ltd.	India (49%)
Yilme Holdings B.V.	Netherlands